                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

|X|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 14a-11 or ss. 240.14a-12.

                                   P-COM, INC.
-------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies.

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2.   Aggregate number of securities to which transaction applies.

-------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

4.   Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

5.   Total fee paid:

-------------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

6.   Amount previously paid:
-------------------------------------------------------------------------------


7. Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

8. Filing Party:

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9. Date filed:
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
                                   P-COM, INC.

                                 PROXY STATEMENT

                  WRITTEN CONSENT SOLICITATION OF STOCKHOLDERS
                                 APRIL __, 2003

         This Proxy Statement and the enclosed Consent are being mailed in connection with the solicitation of written consents by the Board of Directors of P-COM, Inc., a Delaware corporation (the "Company"). These materials were first sent to the Company's stockholders of record on or about April __, 2003.

         The mailing address of the principal executive office of the Company is 3175 South Winchester Boulevard, Campbell, California 95008.

         Consents are to be submitted by no later than May __, 2003 to the Company at the address stated above.

         VOTING RIGHTS AND SOLICITATION

         Any stockholder executing Consent has the power to revoke it at any time before May __, 2003 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Proposals set forth herein) by delivering written notice of such revocation to the Secretary of the Company. The cost of soliciting Consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but also personally or by telephone. Regular employees of the Company may also, without additional remuneration, solicit Consents personally or by telephone.

         The record date for determining those stockholders who are entitled to give Consents has been fixed as April __, 2003. At the close of business on the record date, the Company had 36,537,644 issued and outstanding shares of Common Stock and no outstanding shares of Preferred Stock. Each share of Common Stock is entitled to one vote on these matters.

         On these matters, which require the affirmative vote of a majority of the outstanding shares, abstentions (including failures to return Consents) and broker non-votes have the same effect as a negative vote.



                                   PROPOSAL 1

            AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE
                          THE AUTHORIZED COMMON STOCK

         GENERAL

         In a meeting held on April __, 2003, the Board of Directors adopted resolutions approving, and requesting that the stockholders authorize, an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 69,000,000 shares to 550,000,000 shares. This amendment will not change the total number of authorized shares of the Company's Preferred Stock (2,000,000). The Board of Directors determined that this amendment is advisable and in the best interests of the Company and its stockholders and directed that it be submitted for the approval of the stockholders via this solicitation of Consents. This increase in the number of authorized shares of Common Stock will become effective upon filing the amendment with the Secretary of State of the State of Delaware, which filing the Company currently plans to make as soon as reasonably practicable after receiving Consents from the stockholders representing a majority of the outstanding shares Common Stock of the Company. However, the Board of Directors reserves the right pursuant to Section 242(c) of the Delaware General Corporation Law, notwithstanding stockholder approval and without further action by the stockholders, to determine not to proceed with this proposed increase in the number of authorized shares of Common Stock if, at any time before the filing of the proposed amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the increase in the number of authorized shares of Common Stock is no longer in the best interests of the Company and its stockholders.

         If this proposal is approved, the first paragraph of Article IV of the Restated Certificate of Incorporation will be amended to reflect the 481,000,000-share increase in the number of authorized shares of the Company's Common Stock. The proposed amendment to the first paragraph of Article IV of the Company's Restated Certificate of Incorporation is set forth in its entirety below:

         "This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is Five Hundred Fifty-Two Million (552,000,000) shares. Five Hundred Fifty Million (550,000,000) shares shall be Common Stock, par value $.0001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $.0001 per share."

         The italicized portions of the proposed amendment set forth above reflect the only proposed changes to the first paragraph of Article IV of the Company's Restated Certificate of Incorporation as presently in effect, and they are italicized solely to illustrate the specific amendment proposed.

         PURPOSE OF AND RATIONALE FOR PROPOSED AMENDMENT

         The objective of the proposed increase in the number of authorized shares of Common Stock is to ensure that the Company has a sufficient number of shares authorized for future issuances, including issuance of shares upon conversion of Convertible Promissory Notes of the Company dated March 26, 2003 (the "Bridge Notes"). The Bridge Notes were issued to certain investors in connection with an interim bridge financing consummated by the Company on March 26, 2003 (the "Bridge Financing"). The Securities Purchase Agreement entered into by the Company and each of the investors in connection with the Bridge Financing requires the Company to obtain stockholder approval to increase the number of authorized shares of Common Stock to a number sufficient to provide for the conversion of the Bridge Notes. The Bridge Notes are convertible into a minimum of 16,500,000 shares of Common Stock, and they may be convertible into a greater number of shares of Common Stock upon the occurrence of certain events described in the Bridge Notes.

         As of April 10, 2003, there were approximately 36,537,644 shares of Common Stock issued and outstanding, and another 30,986,073 shares reserved for issuance under incentivization plans, warrants, convertible notes and other written agreements. The Company currently does not have enough authorized shares available for issuance upon conversion of the Bridge Notes. For this reason and for the other reasons discussed in this Proxy Statement, the Board of Directors believes that the number of shares of Common Stock available for issuance should be increased in order to provide the Company with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other corporate purposes that may occur in the future without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of Common Stock arises. Such a delay might deny the Company the flexibility that the Board of Directors views as important in facilitating the effective use of the Company's securities.

         Stockholders should be aware that, given the Company's current working capital needs, the Company is currently actively seeking sources of additional working capital. In order to satisfy its near-term working capital requirements and to satisfy or otherwise resolve existing indebtedness and trade liabilities, the Company may need to, among other things, conduct additional financings by issuing and selling shares of its Common Stock. These financings are often conducted at a discount to the prevailing market price of the Common Stock. Currently, the market price of the Company's Common Stock is quite low. As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, will require that a substantial number of shares of Common Stock be available for issuance. These financing transactions may also result in substantial dilution to the Company's existing stockholders. Financing transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that an acceptable financing transaction becomes available.

         In addition to actively seeking sources of financing, the Company, as part of its business strategy, also evaluates other companies in the wireless telecommunications industry as possible candidates for acquisition, merger, consolidation or other business combination. Strategic acquisition transactions may not be available on terms favorable to the Company, or at all, but the Board of Directors believes that the Company should have sufficient shares of Common Stock available for issuance in the event that an acceptable strategic acquisition transaction becomes available.

         Although the Company has no present material obligations to issue additional shares of Common Stock (except pursuant to the Company's equity incentive plans and outstanding convertible securities and warrants, including the Bridge Notes), the Company is currently engaged in ongoing discussions with numerous third parties that may provide additional financing, or engage in a business combination or other transaction with the Company. The Company also plans to continue initiating discussions with third parties regarding potential investments, the restructuring or other resolution of its outstanding debts, mergers, acquisitions and other transactions. The Board of Directors, therefore, believes that it is prudent to increase the number of authorized shares of Common Stock from 69,000,000 to 550,000,000 in order to have a sufficient number of shares of Common Stock to meet the Company's business needs, which may include raising additional capital, converting outstanding debt into shares of Common Stock, issuing Common Stock in connection with potential acquisitions and permitting the exercise of certain warrants.

         EFFECT OF PROPOSED AMENDMENT

         The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. If the stockholders approve the proposed amendment and the Restated Certificate of Incorporation is amended, the Board of Directors may cause the issuance of additional shares of Common Stock (up to the new total number of authorized shares of Common Stock) without further vote of the stockholders of the Company, except as provided under the Delaware General Corporation Law or to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of Common Stock are then listed or traded. Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of the Common Stock. However, in the event additional shares are issued in transactions that position the Company to take advantage of favorable business opportunities or provide working capital sufficient to allow the Company to pursue and/or expand its business plan, the market price may increase.

         This proposed amendment to the Company's Restated Certificate of Incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

         ANTI-TAKEOVER EFFECTS

         Although this proposed amendment to the Company's Certificate of Incorporation is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board of Directors determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change of control of the Company, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of the Common Stock. Thus, increasing the authorized number of shares of Common Stock could render more difficult and less likely a hostile merger, tender offer or proxy contest, assumption of control by a holder of a large block of the Company's stock, and the possible removal of the Company's incumbent management. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's Common Stock.

         APPROVALS REQUIRED

         The affirmative written consent of the holders of a majority of the outstanding shares of Common Stock is required to approve this Proposal 1.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SIGN AND RETURN CONSENTS FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY FROM 69,000,000 SHARES TO 550,000,000 SHARES.


                                   PROPOSAL 2

     AMENDMENT OF THE COMPANY'S BYLAWS TO PERMIT THE ISSUANCE OF CONVERTIBLE
        SECURITIES WITH CERTAIN CONVERSION, EXERCISE, OR EXCHANGE PRICE
                             ADJUSTMENT PROVISIONS

         GENERAL

         The Company and its Board of Directors currently believe it would be in the best interests of the Company and its stockholders to adopt an amendment to the Company's Bylaws to permit the issuance of securities that are convertible, exercisable or exchangeable into shares of Common Stock having a conversion, exercise or exchange price per share that is subject to downward adjustment, in the event that the Company subsequently issues additional shares of Common Stock or other securities convertible into Common Stock at a lower effective price per share. The issuance of securities with this price adjustment feature is currently subject to stockholder approval under Article VII, Section 8(iii) of the Company's Bylaws. The proposed amendment would still subject the issuance of any securities convertible into shares of Common Stock having a conversion, exercise or exchange price per share that is subject to downward adjustment to stockholder approval, but only if such adjustment is based on the market price of the Common Stock at the time of the conversion, exercise or exchange of that security into Common Stock.
         The Board of Directors approved the proposed amendment to the Company's Bylaws on April __, 2003, subject to stockholder approval, and recommends that the stockholders sign and return Consents FOR approval of the amendment to the Bylaws.

         If this Proposal 2 is approved by the Company's stockholders, Article VII, Section 8(iii) of the Company's Bylaws will be amended and restated to permit the issuance of securities convertible into shares of Common Stock having a conversion, exercise or exchange price per share that is subject to downward adjustment without stockholder approval, unless the downward adjustment is based on the market price of the Common Stock at the time of the conversion, exercise or exchange of that security into Common Stock. The proposed amendment to
Article VII, Section 8(iii) of the Company's Bylaws is set forth in its entirety below:

         "Section 8. Unless approved by a majority vote of the shares of common stock of the corporation outstanding, the corporation shall not:

         "(iii) sell or issue any security of the corporation convertible, exercisable or exchangeable into shares of common stock of the corporation, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends or for any securities that are issued in replacement of the corporation's 4.25% Convertible Subordinated Notes due November 2002 (the "Notes"); provided the terms of such replacement securities that would be in violation of the requirements of this Section 8 but for this exception shall be substantially the same as those that are currently contained in the Notes)."

         The italicized portion of the proposed amendment set forth above reflects the only proposed change to the current Bylaw provision, and it is italicized solely to illustrate the specific amendment proposed.

         PURPOSE OF THE PROPOSED AMENDMENT TO THE BYLAWS

         The Company's primary objective in proposing the amendment to its Bylaws is to provide the Company with the ability to obtain financing on terms commonly required by potential investors who would purchase securities convertible into shares of the Company's Common Stock without having to obtain stockholder approval, as well as to (i) allow the antidilution features of the Bridge Notes and the Series A Warrants and Series B Warrants to take effect, and
(ii) effect the termination of the Series A-1 Warrants and Series B-1 Warrants, as discussed below.

         In the view of management of the Company, the current Bylaw provision unnecessarily restricts the Company's ability to obtain needed financing, because it significantly limits the Company's ability to issue convertible securities whose conversion, exercise or exchange prices are subject to adjustment for the purpose of preventing dilution caused by the issuance of additional shares of Common Stock or other securities convertible into Common Stock at an effective price per share that is less than the price paid by the initial investors. This is commonly referred to as price-based antidilution protection. The proposed amendment to the Bylaws would permit the issuance of convertible securities with price-based antidilution protection without stockholder approval, but prevent the issuance of convertible securities whose conversion, exercise or exchange prices are subject to adjustment based on the market price of the Company's Common Stock at the time of conversion, exercise or exchange without stockholder approval.

         EFFECTS OF THE PROPOSED AMENDMENT TO THE BYLAWS

         If the Company's stockholders approve the proposed amendment to the Bylaws, the Company will be able to issue securities convertible into shares of its Common Stock having a conversion, exercise or exchange price per share that is subject to downward adjustment in all circumstances except where such downward adjustment is based on the market price of the Common Stock at the time of the conversion, exercise or exchange of such security. In addition, by approving the proposed amendment to the Bylaws, the stockholders will also (i) allow the antidilution provisions of the Bridge Notes, Series A Warrants and Series B Warrants to take effect and, (ii) cause the Series A-1 Warrants and Series B-1 Warrants to be terminated and of no further force or effect, as discussed below.

         The proposed amendment to the Company's Bylaws will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

         EFFECT ON OUTSTANDING NOTES, OPTIONS AND WARRANTS

         With the exception of the Bridge Notes, Series A Warrants, Series B Warrants, Series A-1 Warrants and Series B-1 Warrants, the proposed amendment to the Company's Bylaws will not affect currently issued and outstanding notes, options and warrants. In connection with the Bridge Financing, the Company issued (i) the Bridge Notes, (ii) Series A Stock Purchase Warrants (the "Series A Warrants") and Series B Stock Purchase Warrants (the "Series B Warrants"), and
(iii) Series A-1 Stock Purchase Warrants (the "Series A-1 Warrants") and Series B-1 Stock Purchase Warrants (the "Series B-1 Warrants").

         The Bridge Notes and the Series A Warrants and Series B Warrants are currently convertible or exercisable, as the case may be, and they are subject to price-based antidilution protection. However, pursuant to the terms of these securities and in accordance with the Company's Bylaws, the price-based antidilution protection feature of these securities will not become effective unless they are approved by the Company's stockholders. The adoption of the proposed amendment to the Company's Bylaws will have the effect of permitting the price-based antidilution protection feature of the Bridge Notes, the Series A Warrants and the Series B Warrants to take effect.

         The Series A-1 Warrants and Series B-1 Warrants do not contain any price-based antidilution protection features and they are not currently exercisable. In the event that the Company is unable to obtain stockholder approval for the proposed amendment to its Bylaws by the 120th day following March 26th, 2003:

     o    the Company will be in default under the Bridge Notes;

     o the Series A Warrants and Series B Warrants will terminate and be of no further force or effect; and

     o the Series A-1 Warrants and Series B-1 Warrants will become immediately exercisable.

         If, however, the proposed amendment to the Company's Bylaws is approved by the 120th day following March 26th, 2003:

     o the price-based antidilution protection feature of the Bridge Notes, Series A Warrants and Series B Warrants will become effective; and

     o the Series A-1 Warrants and Series B-1 Warrants will terminate and be of no further force or effect.

         APPROVALS REQUIRED

         The affirmative written consent of the holders of a majority of the outstanding shares of Common Stock is required to approve this Proposal 2.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SIGN AND RETURN CONSENTS FOR THE APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY'S BYLAWS TO PROVIDE FOR THE ISSUANCE OF SECURITIES CONVERTIBLE INTO SHARES OF COMMON STOCK HAVING A CONVERSION, EXERCISE OR EXCHANGE PRICE PER SHARE THAT IS SUBJECT TO DOWNWARD ADJUSTMENT WITHOUT STOCKHOLDER APPROVAL, EXCEPT WHERE SUCH ADJUSTMENT IS BASED ON THE MARKET PRICE OF THE COMMON STOCK AT THE TIME OF CONVERSION, EXERCISE OR EXCHANGE OF SUCH SECURITY INTO COMMON STOCK.

                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 10, 2003, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director of the Company,
(iii) each person that served as the Company's Chief Executive Officer in 2002,
(iv) four other persons serving as executive officers of the Company on December 31, 2002 who were the most highly compensated by the Company in 2002, and (v) all current directors and executive officers as a group. Each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                               PERCENTAGE
                                                                              SHARES            OF SHARES
                                                                           BENEFICIALLY       BENEFICIALLY
                              BENEFICIAL OWNER                               OWNED (#)          OWNED(1)
                              ----------------                               ---------          --------

 State of Wisconsin Investment Board.......................................    2,292,857           6.3
          P.O. Box 7842
          Madison, WI 53707
 Alpha Capital Aktiengesellschaft                                              2,000,000           5.5
                Pradafant 7
                9490 Furtenstums
                Vaduz Lichtenstein ........................................


 John A. Hawkins (2).......................................................       26,466            *
 Brian T. Josling (3)......................................................       35,799            *
 Frederick R. Fromm (4)....................................................       24,799            *
 Gen. Harold R. Johnson (Ret.) (5).........................................        6,800            *
 George P. Roberts (6).....................................................    1,106,255          3.03
 Alan T. Wright (7)........................................................       89,626            *
 Ben L. Jarvis (8).........................................................       52,339            *
 Leighton J. Stephenson (9)................................................       64,813            *
 Caroline Baldwin Kahl (10)................................................       37,167            *
 Randall L. Carl (11)......................................................      122,082            *
 All current directors and executive officers as a group (9 persons) (12)..    1,523,826          4.17

..........
* Less than one percent of the outstanding Common Stock.

(1) Percentage of ownership is based on 36,537,644 shares of Common Stock outstanding on April 10, 2003. Shares of Common Stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 10, 2003 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.
(2) Includes 26,466 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.
(3) Includes 29,799 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.
(4) Includes 24,799 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.
(5) Includes 6,800 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003. Gen. Johnson (Ret.) resigned from the Company's Board effective January 16, 2003.
(6) Includes 1,046,151 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.
(7) Includes 88,579 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.
(8) Includes 52,339 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.
(9) Includes 63,326 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003. Mr. Stephenson resigned from the Company effective March 31, 2003.
(10) Includes 35,717 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003. Ms. Kahl resigned from the Company effective March 14, 2003.
(11) Includes 41,456 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.
(12) Includes 1,366,711 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 10, 2003.

                         DISSENTERS' RIGHTS OF APPRAISAL

         Delaware law does not provide for appraisal rights with respect to the proposals being acted upon.

          STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING PROXY STATEMENT

         Under the present rules of the Securities and Exchange Commission (the "SEC"), the deadline for stockholders to submit proposals to be considered for inclusion in our Proxy Statement for this year's Annual Meeting of Stockholders was January 1, 2003. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC, as well as the appropriate deadlines.

                                       By Order of the Board of Directors
Dated: April __, 2003
                                       -----------------------------------
                                       George P. Roberts
                                       Chairman and Chief Executive Officer

                                   P-COM, INC.
          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Please return the consent form promptly to the Company at 3175 South Winchester Boulevard, Campbell, California 95008. This consent form must be received by P-COM, Inc. by no later than the deadline stated in the Proxy Statement in order for your vote to count.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

1. Proposal to amend the Restated Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock from 69,000,000 shares to 550,000,000 shares.



           Vote FOR               Vote AGAINST                ABSTAIN

              |-|                      |-|                      |-|



             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

2. Proposal to amend Article VII, Section (iii) of the Company's Bylaws to permit the issuance of securities convertible, exercisable, or exchangeable into shares of Common Stock having a conversion, exercise or exchange price per share which is subject to downward adjustment without stockholder approval, except where such adjustment is based on the market price of the Common Stock at the time of the conversion, exercise or exchange of such security into Common Stock.



           Vote FOR               Vote AGAINST                ABSTAIN

              |-|                      |-|                      |-|


                          (Please sign and date below)




                                             Dated:                      , 2003
                                                  -----------------------


                                             ----------------------------------
                                                       Signature of Stockholder


                                             ----------------------------------
                                                       Signature of Stockholder

                                            If signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such, and,
                                            if signing for a corporation, give
                                            your title. When shares are in the
                                            names of more than one person, each
                                            should sign.